Exhibit 23.1

Deloitte & Touche LLP

600 Renaissance Center

Suite 900

Detroit, MI 48243-1895

USA

Tel:  +1 313 396 3000

Fax: +1 313 396 3678

www.deloitte.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report appearing in the Annual Report on Form 10-K of InfuSystem Holdings, Inc. and subsidiaries for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Detroit, Michigan

June 10, 2011

Member of

Deloitte Touche Tohmatsu